EXHIBIT 99(b)

NOTICE OF GUARANTEED DELIVERY

for

Tender of all Outstanding
5.375% Senior Notes due 2015
in Exchange for
New 5.375% Senior Notes due 2015

of

ETHAN ALLEN GLOBAL, INC.
Unconditionally Guaranteed by Ethan Allen Interiors Inc.
and certain subsidiaries of Ethan Allen Interiors Inc.

        Registered holders of outstanding 5.375% Senior Notes due 2015 (the “Notes”) who wish to tender their Notes in exchange for a like principal amount of new 5.375% Senior Notes due 2015 (the “Exchange Notes”) and whose Notes are not immediately available or who cannot deliver their Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See “The Exchange Offer—Guaranteed delivery procedures” in the Prospectus.

THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:

U.S. BANK NATIONAL ASSOCIATION

By Mail: U.S. Bank National Association [One Federal Street, 3rd Floor] Boston, MA [02110]	By Hand or Overnight Courier: U.S. Bank National Association [One Federal Street, 3rd Floor] Boston, MA [02110]

By Facsimile:
U.S. Bank National Association
[(617) 603-6668]
Attn: [Corporate Trust Services]

Confirm by Telephone:
[(617) 603-6576]

        Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile number other than as set forth above, will not constitute a valid delivery.

        This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is requited to be guaranteed by an Eligible Institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

        The undersigned hereby tenders the principal amount of Notes indicated below, upon the terms and subject to the conditions contained in the Prospectus dated __________, 2006 of Ethan Allen Global, Inc. (the “Prospectus”), receipt of which is hereby acknowledged.

DESCRIPTION OF SECURITIES TENDERED

Name and address of registered holder as it appears on the 5.375% Senior Notes due 2015 (“Notes”) (Please Print)	Certificate Number(s) of Notes Tendered	Principal Amount of Notes Tendered

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

        The undersigned, a firm that is a member of a registered national securities exchange or a member of The National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:_________________________________	______________________________________ (Authorized Signature)

Address:_____________________________________	Title: __________________________________

____________________________________________ (Zip Code)	Name:__________________________________ (Please type or print)

Area Code and Telephone Number: ____________________________________________

        NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.